CONSENT OF INDEPENDENT AUDITORS

Board of Trustees and Shareholders
Evergreen Fixed Income Trust

We consent to the use of our report dated June 8, 2001 for Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund and Evergreen U.S. Government Fund, each a portfolio of Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                       /s/ KPMG, LLP [GRAPHIC OMITTED]



Boston, Massachusetts
August 27, 2001